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                                                                    EXHIBIT 5.1

                               [L&W NY LETTERHEAD]

                                 October 4, 1996

On Command Corporation
3301 Olcott Street
Santa Clara, California 95054

            Re:   On Command Corporation
                  Registration Statement on Form S-4 (File No. 333-10407) 31,425,000 Shares of Common Stock and
                  1,425,000 Warrants to Purchase Common Stock

Ladies and Gentlemen:

            In connection with the registration by On Command Corporation, a Delaware corporation (the "Company), of 31,425,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), and 1,425,000 warrants to purchase Common Stock (the "Warrants") under the Securities Act of 1933, as amended (the "Act"), on Form S-4, filed with the Securities and Exchange Commission (the "Commission") on August 16, 1996 (File No. 33-10407), as amended by Amendment No. 1 filed with the Commission on September 4, 1996, Amendment No. 2 filed with the Commission on September 26, 1996 and Amendment No. 3 filed with the Commission on October 4, 1996 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

            In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Shares and the Warrants. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

            In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

            We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.
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On Command Corporation
October 4, 1996
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            Subject to the foregoing, it is our opinion that the Shares and the
Warrants have been duly authorized, and, upon issuance and delivery therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

            We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                    Very truly yours,